Exhibit 99.1

NeuroOne® Reports First Quarter Fiscal Year 2023 Financial Results and Provides Corporate Update

EDEN PRAIRIE, Minn., February 14, 2023 (PR Newswire) -- NeuroOne Medical Technologies Corporation (NASDAQ: NMTC) (“NeuroOne” or the “Company”), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, today announces its operating results for the fiscal first quarter 2023 ended December 31, 2022.

Fiscal First Quarter 2023 and Recent Business Updates

•	Received FDA 510(k) clearance to market the Evo® sEEG Electrode technology for temporary (less than 30 day) use with recording, monitoring, and stimulation equipment for the recording, monitoring, and stimulation of electrical signals at the subsurface level of the brain, enabling NeuroOne to fully address the approximately $100M diagnostic electrode market.

•	A feasibility animal study of the Company’s OneRF® therapeutic radiofrequency ablation electrode system was completed under the guidance of Dr. Jamie Van Gompel at the Mayo Clinic in Rochester, MN. OneRF is an sEEG probe-guided RF based system to monitor and adjust settings based on temperature throughout an ablation, a feature designed to improve the safety of the procedure.

•	The first commercial order of Evo® sEEG electrodes for temporary use (less than 30 days) was shipped to the Company’s distribution and development partner Zimmer Biomet. NeuroOne continues to build up inventory to meet product forecasts and fulfill additional orders in-house.

•	The Company developed and successfully bench tested an early prototype of a first-of-a-kind device that can deliver drugs (or other diagnostic or therapeutic agents) to the brain while also having the capability to stimulate and record before and after application.

•	Held discussions with strategic organizations regarding the Company’s technology in an effort to potentially expand the product footprint in neurology.

•	Exhibited the Evo electrode product family with Zimmer Biomet at the Congress of Neurological Surgeons annual meeting and the American Epilepsy Society and Congress of Neurological Surgeons annual meetings.

•	The Company’s scientific posters were presented at the following meetings:

•	Congress of Neurosurgical Surgeons: Title: A Novel Polyimide Stereo-electroencephalographic (sEEG) Electrode: Safety and Performance Testing

•	Society of Neuroscience Meeting: Title: A Novel Polyimide-Based Electroencephalographic Depth Electrode Array: Safety and Performance Testing

•	American Epilepsy Society Annual Meeting: Title: Novel Polyimide Stereoelectroencephalographic Depth Electrodes: Safety and Performance Testing

•	CEO Dave Rosa featured on Fox Business Network’s ‘Mornings with Maria.’

•	Rang Nasdaq Stock Market closing bell to commemorate the FDA clearance milestone for Evo sEEG Electrode technology.

Dave Rosa, CEO of NeuroOne, commented, “We were thrilled to receive FDA clearance of our Evo sEEG electrode, which was the culmination of years of hard work and determination. This represents the beginning of our commercialization strategy with Zimmer Biomet. Just as critical, we are well positioned to submit our OneRF Ablation System to the FDA for 510(k) clearance, marking a key milestone for the Company as we enter the therapeutic space. We continue to explore additional exciting markets as we seek to improve upon existing technology with the goal of making current procedures safer and more cost effective, with potential improved efficacy for patients suffering from epilepsy, Parkinson’s disease, and chronic pain. We also continue to explore potential strategic partnerships to expand our presence beyond our current areas of focus.”

Upcoming Targeted Milestones

•	Commercial launch of Evo sEEG electrodes with Zimmer Biomet in the first quarter of calendar year 2023.

•	Along with Zimmer Biomet, present the newly launched Evo sEEG system at the American Association of Neurological Surgeons (AANS) annual meeting at the end of April 2023.

•	Submit a 510(k) application to the FDA for OneRF in the second quarter of calendar year 2023.

•	Complete design verification testing for OneRF confirming that the full feature system meets its design specifications and is fully functional.

•	Complete next in vivo animal testing of the OneRF system with multiple surgeons with the objective of gathering additional in vivo data on the system’s performance.

•	Pre-clinical implantation for spinal cord stimulation (SCS) electrodes intended for permanent implant to treat chronic pain.

Fiscal First Quarter 2023 Financial Results

Product revenue was $115,000 in the fiscal first quarter 2023, compared to product revenue of $34,000 in the fiscal first quarter 2022. Collaboration revenue was $1.46 million in the fiscal first quarter 2023, compared to collaboration revenue of $6,000 in the fiscal first quarter 2022. Collaboration revenue was derived from the Zimmer Development Agreement and represents the portion of the exclusivity and milestone fee payments eligible for revenue recognition during the respective periods.

Total operating expenses in the fiscal first quarter 2023 were $3.2 million, compared with $2.8 million in the same period of the prior fiscal year. R&D expense in the fiscal first quarter 2023 was $1.6 million compared with $1.1 million in the same period of fiscal 2022. SG&A expense in the fiscal first quarter 2023 was $1.7 million compared with $1.7 million in the prior year period.

Net loss was $1.7 million for the fiscal first quarter 2023, compared to a net loss of $2.8 million in the prior year period.

As of December 31, 2022, the Company had cash, cash equivalents, and short-term investments of $7.6 million, compared to $11.1 million as of September 30, 2022. The Company had working capital of $7.6 million as of December 31, 2022, compared to working capital of $9.1 million as of September 30, 2022.

The Company had no debt outstanding as of December 31, 2022.

Conference Call and Webcast Information

Tuesday, February 14, 2023 – 4:30 PM Eastern Time

Participant Dial-In:

877-405-1216 / 201-689-8336

Live Webcast:

Join here

Phone Replay:

877-660-6853 / 201-612-7415, Access ID: 13736384; available through February 28, 2023

Webcast Replay:

Available for 12 months

About NeuroOne

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. The Company may also pursue applications for other areas such as depression, mood disorders, pain, incontinence, high blood pressure, and artificial intelligence.  For more information, visit nmtc1.com.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this presentation may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the development of the Company’s electrode technology program, applications for, or receipt of, regulatory clearance, the timing and extent of product launch and commercialization of our technology, cost reduction of our new cable assembly, shelf life for Evo cortical electrodes, expected negotiations with Zimmer Biomet, clinical and pre-clinical testing, what the future may hold for electrical stimulation and NeuroOne’s potential role, business strategy, market size, potential growth opportunities, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that the partnership with Zimmer Biomet may not facilitate the commercialization or market acceptance of our technology; whether due to supply chain disruptions, labor shortages, the impact of COVID-19 or otherwise; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds: the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks relate to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

Caution: Federal law restricts this device to sale by or on the order of a physician.

Contact:

800-631-4030

ir@nmtc1.com

NeuroOne Medical Technologies Corporation

Balance Sheets

(unaudited)

	December 31, 2022	September 30, 2022

Assets
Current assets:
Cash and cash equivalents	$4,667,432	$8,160,329
Short-term investments	2,975,194	2,981,010
Accounts receivable	95,319	33,237
Inventory	903,554	704,538
Prepaid and other assets	325,488	296,649
Total current assets	8,966,987	12,175,763
Intangible assets, net	106,313	111,892
Right-of-use asset	252,119	181,355
Property and equipment, net	334,801	353,599
Total assets	$9,660,220	$12,822,609

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$861,638	$927,662
Accrued expenses	473,085	715,839
Deferred revenue	—	1,455,188
Total current liabilities	1,334,723	3,098,689
Operating lease liability, long term	153,721	119,556
Total liabilities	1,488,444	3,218,245

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized as of December 31, 2022 and September 30, 2022; no shares issued or outstanding as of December 31, 2022 and September 30, 2022.	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized as of December 31, 2022 and September 30, 2022; 16,238,464 and 16,216,540 shares issued and outstanding as of December 31, 2022 and September 30, 2022, respectively.	16,239	16,217
Additional paid–in capital	60,715,118	60,414,959
Accumulated deficit	(52,559,581)	(50,826,812)
Total stockholders’ equity	8,171,776	9,604,364
Total liabilities and stockholders’ equity	$9,660,220	$12,822,609

See accompanying notes to condensed financial statements

NeuroOne Medical Technologies Corporation

Statements of Operations

(unaudited)

	For the three months ended December 31,
	2022	2021

Product revenue	$114,579	$33,748
Cost of product revenue	126,886	46,844
Product gross loss	(12,307)	(13,096)

Collaborations revenue	1,455,188	6,374

Operating expenses:
Selling, general and administrative	1,663,737	1,742,141
Research and development	1,563,496	1,060,462
Total operating expenses	3,227,233	2,802,603
Loss from operations	(1,784,352)	(2,809,325)
Other income	51,583	1,850
Loss before income taxes	(1,732,769)	(2,807,475)
Provision for income taxes	—	—
Net loss	$(1,732,769)	$(2,807,475)
Net loss per share:
Basic and diluted	$(0.11)	$(0.18)
Number of shares used in per share calculations:
Basic and diluted	16,230,997	15,408,480

See accompanying notes to condensed financial statements

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